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                                                                   EXHIBIT 10.35



                                SECOND AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT

               This second amendment to Amended and Restated Credit Agreement ("Amendment") is made and entered into as of September 15, 1997, by and between REDHOOK ALE BREWERY, INCORPORATED, a Washington corporation ("Borrower"), and U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank").

                                    RECITALS:

               A. On or about June 5, 1995, U.S. Bank and Borrower entered into that certain Amended and Restated Credit Agreement (together with all amendments, supplements, exhibits, and modifications thereto, the "Credit Agreement"), whereby U.S. Bank agreed to make loans and advances of credit to Borrower on the terms and conditions set forth therein.

               B. On or about July 25, 1996, U.S. Bank and Borrower entered into a First Amendment to the Credit Agreement ("First Amendment").

               C. In accordance with an August 8, 1997, Amendment to Commitment Letter Dated May 22, 1995, U.S. Bank and Borrower have agreed to extend the Commitment Period (as that term is defined in the Credit Agreement) to June 5, 1999. The purpose of this Amendment is to set forth the terms and conditions of U.S. Bank's and Borrower's agreement to extend the Commitment Period.

               NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

                             ARTICLE I. DEFINITIONS

               As used herein, capitalized terms shall have the meanings given to them in the Credit Agreement, except as otherwise defined or as to the context otherwise requires.

                              ARTICLE II. AMENDMENT

               The Credit Agreement, as well as all of the other Loan Documents, are hereby amended as set forth herein.




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Except as specifically provided for herein, all of the terms and conditions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect throughout the terms of the Loans, as well as any extensions or renewals thereof.

                       ARTICLE III. EXTENSION OF REVOLVING
                             LOAN COMMITMENT PERIOD

               3.1 Commitment Period. Subject to and upon the terms and conditions set forth in the Credit Agreement and herein, and in reliance upon the representations, warranties, and covenants of Borrower contained in the Credit Agreement or herein or made pursuant to the Credit Agreement or hereto,
Section 2.1 of the Credit Agreement is hereby amended to reflect that the Commitment Period is extended from June 5, 1998 to June 5, 1999.

               3.2 Use of Proceeds. Section 2.2 of the Credit Agreement is hereby amended to provide that proceeds of the Revolving Loan shall be used by the Borrower for general corporate purposes, including financing of Capital Expenditures in accordance with the terms of the Credit Agreement; provided that, and subject to the other limitations set forth in Articles VII and VIII of the Credit Agreement, usage of the Revolving Loan for an acquisition of all or substantially all of the assets of a brewery or an investment in the capital stock of a brewery is limited to $10,000,000.00 per occurrence and $10,000,000.00 in the aggregate, without U.S. Bank's prior written consent.

               3.3 Repayment. Section 2.5(b) of the Credit Agreement is hereby amended to reflect that Borrower shall pay all outstanding principal, accrued interest, and other charges with respect to the Revolving Loan on or before June 5, 1999.

               3.4 Renewal Note. Concurrently with the extension of this Amendment, Borrower shall execute and deliver to U.S. Bank a renewal promissory note in the form attached hereto as Exhibit A, in substitution for, but not in payment of, the Renewal Revolving Note dated July 25, 1996. The promissory note to be executed by Borrower in substitution for, but not in payment of, the existing Renewal Revolving Note shall, upon execution of this Amendment, be a "Revolving Note" for all purposes of the Credit Agreement and the other Loan Documents. The Renewal Revolving Note dated July 25, 1996, shall be marked "renewed" and shall be retained by U.S. Bank until the Revolving Loan has been paid in full and U.S. Bank's




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commitment to make advances under the Revolving Loan has terminated.

               3.5 Tangible Net Worth. Section 7.15(b) of the Credit Agreement is hereby amended to change the dollar amount to $70,000,000.00 from $35,000,000.00.

               3.6 Cash Flow. The term "Cash Flow" in Section 1.1 is now defined as follows: "Cash Flow" means, for any period, Net Income for such period, plus depreciation and amortization for such period, plus Interest Expense for such period, plus increases in deferred tax accounts for such period, less increases in noncurrent assets not funded with new equity or new long-term Consolidated Indebtedness for such period or not funded with Borrower's own cash that was available at the beginning of such period, and less dividends and distributions paid to Borrower's shareholders during such period other than the extraordinary dividend declared and paid by Borrower in December 1994.

                        ARTICLE IV. CONDITIONS PRECEDENT

               U.S. Bank shall have no obligation to extend the Commitment Period unless the following conditions have been fulfilled to the satisfaction of U.S. Bank:

               (a) U.S. Bank shall have received this Amendment and the renewal promissory note in the form attached hereto as Exhibit A, duly executed and delivered by Borrower.

               (b) U.S. Bank shall have received a nonrefundable fee in the amount of $18,750 for the extension of the Revolving Loan's Commitment Period.

               (c) There shall not then exist any Default or Event of Default hereunder as of the date hereof.

               (d) All representations and warranties of Borrower contained herein or made in writing in connection herewith shall be true and correct as of the date hereof.

               (e) There shall have been no material adverse change in the financial condition of Borrower subsequent to June 30, 1997.




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                          ARTICLE V. GENERAL PROVISIONS

               5.1 Representations and Warranties. Borrower hereby represents and warrants to U.S. Bank that as of the date of this Amendment, there exists no Default or Event of Default. All representations and warranties of Borrower contained in the Credit Agreement and the other Loan Documents, or otherwise made in writing in connection therewith, are true and correct as of the date of this Amendment. Borrower acknowledges and agrees that all of Borrower's Indebtedness to U.S. Bank is payable without offset, defense, or counterclaim.

               5.2 Guaranties. The parties hereby acknowledge and agree that all guaranties now existing and hereafter obtained by U.S. Bank shall remain in full force and effect, are valid and enforceable in accordance with their terms, and are not subject to offset, defense, or counterclaim.

               5.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

               5.4 Statutory Notice. ORAL AGREEMENTS AND ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

               IN WITNESS WHEREOF, U.S. Bank and Borrower have caused this Amendment to be duly executed by their respective duly authorized signatories as of the date first above written.

                                       REDHOOK ALE BREWERY,
                                       INCORPORATED

                                            [SIG]
                                       By:______________________________________
                                            Bradley A. Berg,
                                            Executive Vice President
                                            and Chief Financial Officer

                                       U.S. BANK NATIONAL ASSOCIATION

                                            [SIG]
                                       By:______________________________________
                                            Thomas G. Gunder, Vice President





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               By execution of this Amendment, the undersigned Guarantor
approves of the changes to the Credit Agreement set forth herein, agrees to be bound by Section 5.2 herein, reaffirms its Guaranty, and acknowledges and agrees that its obligations under its Guaranty is not subject to any defense, offset, or counterclaim.



                                       REDHOOK OF NEW HAMPSHIRE, INC.

                                            [SIG]
                                       By:______________________________________
                                            Bradley A. Berg,
                                            Executive Vice President

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                                   EXHIBIT A
                             to Second Amendment to
                     Amended and Restated Credit Agreement

                             RENEWAL REVOLVING NOTE

$10,000,000                                                _______________, 1997

     For value received, the undersigned, REDHOOK ALE BREWERY, INCORPORATED, a Washington corporation ("Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank"), at its principal place of business, 1420 Fifth Avenue, Seattle, Washington 98101, or such other place or places as the holder hereof may designate in writing, the principal sum of Ten Million Dollars ($10,000,000) or so much thereof as advanced by U.S. Bank in lawful immediately available money of the United States of America, in accordance with the terms and conditions of that certain amended and restated credit agreement dated as of June 6, 1995, by and between Borrower and U.S. Bank (together with all supplements, exhibits, modifications, and amendments thereto, including the first amendment to amended and restated credit agreement of even date herewith, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the date hereof, in like money in accordance with the terms and conditions and at the rate or rates provided for in the Credit Agreement. All principal, interest, and other charges are due and payable in full on June 5, 1999.

     Borrower and all endorsers, sureties, and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by U.S. Bank. Borrower and all endorsers, sureties, and guarantors hereof (1) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by U.S. Bank


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with respect to the payment or other provisions of this Note and the Credit
Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and (3) agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

     This Note is the Revolving Note referred to in the Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement, including but not limited to any conditions to making advances hereunder. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof.

                                        REDHOOK ALE BREWERY,
                                        INCORPORATED

                                        BY:
                                            ----------------------------
                                            Bradley A. Berg,
                                            Executive Vice President
                                            and Chief Financial
                                            Officer









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